UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 30, 2015

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2015 (the “Closing Date”), TETRA Technologies, Inc., a Delaware corporation (“TETRA”) and the indirect parent of CSI Compressco GP Inc., the general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”), completed the issuance and sale of $50.0 million aggregate principal amount of TETRA’s senior secured notes due April 1, 2017 (the “TETRA Notes”) in a private placement transaction pursuant to a Note Purchase Agreement (as amended, the “Note Purchase Agreement”) dated March 18, 2015 by and among TETRA and Wells Fargo Energy Capital, Inc. (“WFEC”), in its capacity as noteholder representative for the noteholders (the “Noteholder Representative”) and in its capacity as the sole initial purchaser. The TETRA Notes are secured by certain collateral as set forth in the Pledge and Security Agreement (the “Pledge Agreement”) dated as of the Closing Date by and among TETRA, certain of TETRA’s domestic subsidiaries and WFEC, in its capacity as Noteholder Representative and collateral agent. Under the Pledge Agreement, CSI Compressco GP Inc., CSI Compressco Investment LLC and TETRA International Incorporated have pledged to WFEC, on behalf of and for the ratable benefit of WFEC and the noteholders, first priority security interests in the common units in the Partnership held by such parties.

In connection with the issuance of the TETRA Notes and the execution and delivery of the Pledge Agreement, TETRA and the Partnership entered into the Registration Rights Agreement dated April 30, 2015 with WFEC, in its capacity as Noteholder Representative (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Partnership has agreed, until such time as all obligations of TETRA under the Note Purchase Agreement have been paid and performed in full, to file a registration statement providing for the sale of the common units of the Partnership owned and pledged by CSI Compressco GP Inc., CSI Compressco Investment LLC and TETRA International Incorporated pursuant to the Pledge Agreement that have not been previously sold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or a registration statement filed under the Securities Act as promptly as practicable following written demand from WFEC after the occurrence of an event of default by TETRA under the Note Purchase Agreement. Under the Registration Rights Agreement, with respect to any offering of equity securities for cash proposed by the Partnership following an event of default under the Note Purchase Agreement, WFEC will have the right to have its Registrable Securities included in such offering subject to the terms of the Registration Rights Agreement.

Neither the Partnership nor any of its subsidiaries is a party to the Note Purchase Agreement. In addition, neither the Partnership, any of its subsidiaries, CSI Compressco GP Inc. nor CSI Compressco Investment LLC are borrowers or guarantors under the Note Purchase Agreement or the TETRA Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of April 30, 2015, by and among CSI Compressco LP, TETRA Technologies, Inc., and Wells Fargo Energy Capital, Inc., in its capacity as noteholder representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: May 6, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of April 30, 2015, by and among CSI Compressco LP, TETRA Technologies, Inc., and Wells Fargo Energy Capital, Inc., in its capacity as noteholder representative.

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